EXHIBIT 10.16

REV GROUP, INC.

CASH INCENTIVE PLAN

SECTION 1. Purpose. The purpose of the REV Group, Inc. Cash Incentive Plan (the “Plan”) is to advance the interests of REV Group, Inc., a Delaware corporation (the “Company”), and its Affiliates by recognizing contributions and rewarding performance of key employees of the Company and its Affiliates. The Plan was adopted by the Company’s Board of Directors on December 20, 2016.

SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Administrator” means the Board or, if and to the extent designated by the Board, the compensation committee of the Board or such other committee as may be designated by the Board.

(b) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Administrator and (iii) any other company which the Administrator determines should be treated as an “Affiliate”.

(c) “Award” means a cash-based incentive compensation award opportunity granted under the Plan.

(d) “Board” means the board of directors of the Company.

(e) “Bonus Period” means any period or periods designated by the Administrator for determining Awards under the Plan.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(g) “Covered Employee” means an individual who is, for a given fiscal year of the Company, (i) a “covered employee” within the meaning of Section 162(m) of the Code or (ii) designated by the Administrator by not later than 90 days following the start of such year (or such other time as may be required or permitted by Section 162(m) of the Code) as an individual whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

(h) “Employee” means any individual, including any officer, employed by the Company or any Affiliate or any prospective employee or officer who has accepted an offer of employment from the Company or any Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Administrator in its discretion, subject to any requirements of the Code or the applicable laws.

(i) “Participant” means an Employee of the Company or its Affiliates designated by the Administrator as a participant in the Plan for any Bonus Period.

SECTION 3. Plan Administration. The Administrator shall have full discretion, power and authority to administer and interpret the Plan and to establish rules and procedures for its administration as the Administrator deems necessary and appropriate. The Administrator may delegate to one or more officers or employees of the Company the authority to administer the plan and grant Awards, including without limitation, the authority to determine the terms, conditions and amount of any Award, other than any Award granted to an executive officer of the Company. Any interpretation of the Plan or other act or decision on any matter pertaining to the Plan that is made by the Administrator (or its delegate) in its discretion in good faith shall be final and binding on all persons.

SECTION 4. Eligibility. Awards may be granted to Participants selected by the Administrator in its sole discretion.

SECTION 5. Terms of Awards. Awards granted under the Plan (or any program implemented thereunder) for each Bonus Period shall be communicated to Participants in such form as the Administrator shall from time to time approve and the terms and conditions of such Awards shall be set forth therein. Awards may be discretionary or earned based on factors, criteria or objectives determined by the Administrator, which may include the performance measures set forth in Section 9(b) of the REV Group, Inc. 2016 Omnibus Incentive Plan, the personal goals of the individual or any other factors, criteria or objectives established by the Administrator. The Administrator may at its discretion increase or decrease the amount of an Award but, to the extent required by Section 162(m) of the Code, may not exercise discretion to increase any amount payable to a Covered Employee in respect of an Award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

SECTION 6. Time and Form of Payment. All payments in respect of Awards granted under this Plan shall be made in cash promptly following determination of performance by the Administrator for the applicable Bonus Period. Unless otherwise provided by the Administrator, a Participant must be actively employed by or providing substantial services to the Company or its

Affiliates at the time Awards are paid in respect of a Bonus Period in order to be eligible to receive payment in respect of such Award. Awards payable to Participants hired during the relevant Bonus Period or to Participants on approved leave of absence for a portion of any Bonus Period may have their Award for that Bonus Period proportionately reduced based on their total number of days worked.

SECTION 7. Plan Amendment and Termination. Except as explicitly prohibited by law, this Plan is provided at the Company’s sole discretion and the Board or the Administrator may modify or terminate it at any time, prospectively or retroactively, without notice or obligation for any reason, subject to obtaining any necessary stockholder approval as required by applicable law, regulation or listing exchange requirement. In addition, there is no obligation to extend the Plan or to establish a replacement plan in subsequent years.

SECTION 8. Miscellaneous Provisions.

(a) No Rights to Awards. No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant. Any Award granted under the Plan shall be a one-time Award which does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants hereunder.

(b) Withholding. The Company shall be authorized to deduct and withhold from any Award granted or from any compensation or other amount owing to a Participant under the Plan any amounts required to be deducted and withheld in respect of an Award under the provisions of any applicable federal, state and local law or regulation.

(c) Section 409A of the Code. All payments hereunder shall be made no later than the 15th day of the third month after the end of the Participant’s taxable year in which the amount payable hereunder is no longer subject to a substantial risk of forfeiture. It is the intention of the Company that this Plan be exempt from, or if not so exempt, comply with, the requirements of Section 409A of the Code and any guidance issued thereunder including, without limitation, the six-month delay for payments of deferred compensation to “specified employees” upon separation from service pursuant to Section 409A(a)(2)(B)(i) of the Code (if applicable), and the Plan shall be interpreted, operated and administered accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

(d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) No Assignment or Transfer. None of the rights, benefits, obligations or duties under the Plan may be assigned or transferred by any Participant. Participation in the Plan does not give a Participant any ownership, security or other rights in any assets of the Company or its Affiliates.

(f) No Right to Continued Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any of its Affiliates for any specific duration. Further, the Company or any Affiliate may at any time terminate a Participant’s employment, free from any liability or claim under the Plan. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the terms of the Award.

(g) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award shall be determined in accordance with the laws of the State of Delaware, without application of the conflict of laws principles thereof.

(h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed amended to conform to applicable laws.

(i) Unfunded Plan. The Plan shall be unfunded. Neither the Plan nor any Award shall be deemed to require the Company to deposit, invest or set aside amounts for the payment of any Awards under the Plan. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

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